ERNST YOUNG        ERNST & YOUNG (HELLAS)          Telephone:  +30 210 28 86 000
                   Certified Auditors                Telefax:  +30 210 28 86 905
                   Accountants S.A.
                   11th klm National Road
                   Athens-Lamia
                   GR-144 51 Metamorphosi, Greece

                                                            Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Diana Shipping Inc. for the registration of up to $423,525,000 of its common shares, preferred shares, debt securities, guarantees, warrants, purchase contracts and/or units and the registration of 8,000,000 common shares previously acquired in private transactions, offered by selling shareholders, and to the incorporation by reference therein of our report dated February 15, 2006, with respect to the consolidated financial statements of Diana Shipping Inc. included in its Annual Report on Form 20-F for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission.

/s/ Ernst & Young


Athens, Greece
December 11, 2006


                              Thessaloniki : 4 Polytechneiou Street
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                                     Telephone:  2310.512.515